Exhibit 99

                                 FOOTSTAR, INC.
                    2006 NON-EMPLOYEE DIRECTOR STOCK PLAN(1)


           1. Purpose. The purpose of this 2006 Non-Employee Director Stock Plan (the "Plan") is to assist Footstar, Inc., a Delaware corporation (the "Company"), in attracting and retaining highly qualified persons to serve as non-employee directors and to more closely align such directors' interests with the interests of stockholders of the Company by providing a portion of their compensation in the form of Company stock.

           2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

            (a) "Board" means the Company's Board of Directors.

            (b) "Change in Control" shall be deemed to have occurred upon the occurrence of one of the following events:

                  (i) An acquisition by any Person of Beneficial Ownership of the shares of Stock of the Company then outstanding (the "Company Stock Outstanding") or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the "Company Voting Securities Outstanding") if such acquisition of Beneficial Ownership results in the Person's Beneficially Owning 25% or more of the Company Stock Outstanding or 25% or more of the combined voting power of the Company Voting Securities Outstanding; or

                  (ii) The approval by the stockholders of the Company of a
            reorganization, merger, consolidation, complete liquidation or dissolution of the Company, sale or disposition of all or substantially all of the assets of the Company, or similar corporate transaction (in each case referred to in this Section 2(c) as a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); provided, however, that any merger, consolidation, sale, disposition or other similar transaction to or with one or more Participants or entities controlled by one or more Participants shall not constitute a Corporate Transaction in respect of such Participant(s); or

                  (iii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2(c), that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such


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  (1) Participants should consider whether an 83(b) election is appropriate based upon individual circumstances.
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            pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, including any successor to such Rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall in no event be considered as a member of the Incumbent Board.

      For purposes of this Section 2(c), (1) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof, (2) "Beneficial Owner", "Beneficially Owning" and "Beneficial Ownership" shall have the meanings ascribed to such terms in Rule 13d-under the Exchange Act and any successor to such Rule.

      Notwithstanding the provisions set forth in subparagraphs (i) and (ii) of this Section 2(c), the following shall not constitute a Change in Control for purposes of the Plan: (1) any acquisition by or consummation of a Corporate Transaction with any entity that was a subsidiary of the Company immediately prior to the transaction or an employee benefit plan (or related trust) sponsored or maintained by the Company or an entity that was a subsidiary of the Company immediately prior to the transaction if, immediately after such transaction (including consummation of all related transactions), the surviving entity is controlled by no Person other than such employee benefit plan (or related trust) and/or other Persons who controlled the Company immediately prior to such transaction; or (2) any acquisition or consummation of a Corporate Transaction following which more than 50% of, respectively, the shares then outstanding of common stock of the corporation resulting from such acquisition or Corporate Transaction and the combined voting power of the voting securities then outstanding of such corporation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were Beneficial Owners, respectively, of the Company Stock Outstanding and Company Voting Securities Outstanding immediately prior to such acquisition or Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such acquisition or Corporate Transaction, of the Company Stock Outstanding and Company Voting Securities Outstanding, as the case may be.

            (c) "Disability" means a physical or mental incapacity of long duration which, in the reasonable determination of the Board, renders the Participant unable to perform the duties of a director of the Company.

            (d) "Effective Date" means [___________], 2006, the effective date of the Plan of Reorganization.

            (e) "Eligible Director" shall mean a member of the Board who, on any date on which shares of restricted Stock are to be granted under Section 5 hereof, is not an employee, either full-time or part-time, of (i) the Company, (ii) any parent of the Company, or (iii) any subsidiary of the Company.

            (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.


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            (g) "Participant" means an Eligible Director who has been granted or acquired shares of restricted Stock under the Plan.

            (h) "Plan of Reorganization" has the meaning given in the Company's Second Amended and Restated Certificate of Incorporation as in effect on the Effective Date.

            (i) "Retirement" means ceasing to serve as a director (i) due to death or Disability, (ii) following the end of such individual's term or
      (iii) due to the elimination of such individual's board seat pursuant to the Company's Second Amended and Restated Certificate of Incorporation, unless such director is removed for cause, or the Board (excluding the director for which a determination is being made) determines that cause existed at the time a director ceased to serve as a director.

            (j) "Stock" means the Company's Common Stock and such other securities as may be substituted (or resubstituted) for Stock pursuant to
      Section 12 hereof.

           3. Shares Available Under the Plan. Subject to adjustment as provided in Section 12 hereof, the total number of shares of Stock reserved and available for issuance under the Plan is the sum of (i) 400,000 and (ii) any shares that as of the Effective Date are available for grant under the Footstar, Inc. 1996 Non-Employee Director Stock Plan (the "1996 Plan") or that subsequently become available for grant pursuant to Section 3 of the 1996 Plan. Such shares may be authorized but unissued shares, treasury shares or shares acquired in the market for the account of the Participant. Shares of restricted Stock that are forfeited for any reason will again be available for delivery under the Plan.

           4. Administration of the Plan. The Plan will be administered by the Board.

           5. Restricted Stock Grants.

            (a) Initial Grant. On the first business date after the Effective Date, each Eligible Director shall be granted 10,000 shares of restricted Stock, which shall vest as set forth in Section 6.

            (b) Annual Grants. Beginning with the 2007 annual meeting, the Company shall make additional grants to each Eligible Director of 10,000 shares of restricted Stock, or such other amount determined by the Board, subject to the provisions of the Plan.

            (c) Evidence of Grants. Each award shall be evidenced by a "Grant Certificate" in such form as the Board shall determine. In the event the shares of restricted Stock are newly issued by the Company, the Eligible Director shall pay the Company or its exchange agent in an amount at least equal to the par value of the shares of Stock covered by the award. To the extent permitted by applicable law, the Board may deem the Eligible Director's performance of services as an employee, director or consultant, as applicable, to be such payment.

           6. Vesting.

            (a) Time Vesting. Unless the Board shall determine otherwise at the time of grant, each award of restricted Stock shall vest with respect to 50% of the shares on the first anniversary of the date of grant, an


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      additional 25% of the shares on the second anniversary of the date of grant, and with respect to the remaining 25% of the shares on the third anniversary of the date of grant.

            (b) Vesting at Retirement. In the event of a Participant's Retirement, all unvested shares of restricted Stock shall become vested as of the effective date of such Retirement.

            (c) Change in Control. In the event of a Change in Control, all unvested shares of restricted Stock shall become vested as of the effective date of such Change in Control.

           7. Stock in Lieu of Cash. Each Eligible Director who so elects at least one business day prior to the last day of the first fiscal quarter of the Company for the applicable year, in the form established by the Board, to receive his or her cash director fees for such year in shares of Stock, shall receive a number of shares of Stock with a fair market value equal to the amount of such cash director fees. Such shares will be granted to the Eligible Director on the date the first cash payment for such year would have been made. For 2006, such election must be made on or prior to the first business day after the Effective Date. All Stock granted under this Section 7 shall be fully vested. For this purpose, "fair market value" for an applicable date shall mean (i) if the Stock is traded on the over-the-counter bulletin board and is not traded on a national stock exchange or Nasdaq, the average of the high and low price for Stock on the date the Stock is granted and (ii) if the Stock is traded on a national stock exchange or Nasdaq, the closing price of the Stock on such national stock exchange or Nasdaq on the date the Stock is granted.

           8. Issuance of Stock Certificate(s). Promptly after a Participant accepts a restricted Stock award or receives a payment in Stock as provided in
Section 7 above, the Company or its exchange agent shall issue to the Participant a stock certificate or stock certificates for the shares of Stock covered by the award or shall establish an account evidencing ownership of the Stock in uncertificated form. Upon the issuance of such stock certificate(s) or establishment of such account, the Participant shall have the rights of a stockholder with respect to the restricted Stock, except that shares of restricted Stock shall be subject to: (i) the applicable nontransferability restrictions and forfeiture provision described in Sections 10 and 11 hereof;
(ii) in the Board's discretion, a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable Grant Certificate. Prior to the issuance of a stock certificate or the establishment of an account for uncertificated ownership, a Participant shall not have any rights as a stockholder of the Company.

           9. Custody of Stock Certificate(s). Unless the Board shall otherwise determine, any stock certificates evidencing shares of restricted Stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Grant Certificate. The Board may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability.

           10. Nontransferability. Unvested shares of restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable Grant Certificate.

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           11. Consequence of Termination of Service. A Participant's
termination of service as a director of the Company for any reason other than Retirement shall result in the immediate forfeiture of all shares of restricted Stock that have not yet vested as of the date of such termination of service. To effect such forfeiture, the Participant shall transfer such Stock to the Company promptly following such termination of service in accordance with procedures established by the Board from time to time and the Company shall reimburse Participant for the Stock in an amount equal to the lesser of (i) the fair market value of the Stock transferred on the date service terminated, and (ii) the cash price, if any, paid by the Participant for such Stock. In addition, the Participant shall forfeit all dividends paid on the shares of restricted Stock, which forfeiture shall be effected by termination of any escrow arrangement under which such dividends are held, or, if paid directly to the Participant by the Participant's repayment of dividends received directly, or by such other method established by the Board from time to time.

           12. Adjustment Provisions. In the event that any recapitalization, reorganization, merger, consolidation, spinoff, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, stock dividend, other extraordinary dividend, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of Participants' rights under the Plan, then the Board will, in a manner that is proportionate to the change to the Stock and is otherwise equitable, adjust (i) the number and kind of shares of Stock reserved for issuance under the Plan and (ii) the number of shares of restricted Stock awarded each year.

           13. Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company's stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if the Board determines in its discretion to seek or obtain stockholder approval; provided that, without the consent of an affected Participant, no such action may impair the rights of such Participant in respect of any previously granted shares of restricted Stock.

           14. General Provisions.

            (a) Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver shares of restricted Stock until all applicable laws, regulations and other obligations of the Company have been complied with to the satisfaction of the Company, including compliance with the registration requirements of the Securities Act of 1933, as amended, any other federal or state securities law, and any requirement under any listing agreement between the Company and any stock exchange or automated quotation system. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

            (b) No Right to Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director of the Company.

            (c) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any award agreement shall be determined in accordance with the laws of the State of New


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      Jersey, without giving effect to principles of conflicts of laws, and applicable federal law.

            (d) Effective Date and Plan Termination. The Plan was adopted by the Company pursuant to Section 303 of the General Corporation Law of the State of Delaware and is effective on the Effective Date. Unless earlier terminated by action of the Board in accordance with the Plan, no new grants shall be made under the Plan after such time as the number of shares of Stock remaining available for issuance under the Plan is not sufficient for the annual grant pursuant to Section 5 hereof.



























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